Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS THIRD QUARTER FISCAL 2026 RESULTS AND UPDATES FISCAL 2026 OUTLOOK; INITIATES FIRST EVER QUARTERLY DIVIDEND PROGRAM

●	Net Income Per Diluted Share of $1.84 and Non-GAAP Net Income Per Diluted Share of $1.90 for the Third Quarter, Both Exceeding Guidance
●	Net Sales of $988.6 Million for the Third Quarter
●	Raises GAAP and Non-GAAP Net Income Per Diluted Share Guidance
●	Maintains Strong Cash and Availability Position
●	Introduces First Ever Quarterly Dividend of $0.10 Per Share

New York, New York – December 9, 2025 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the third quarter of fiscal 2026, ended October 31, 2025 and announces approval of a quarterly dividend.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We delivered a strong third quarter with gross margins and earnings far exceeding our expectations. This was driven by the strength of our go-forward portfolio, particularly our owned brands, as well as a healthy mix of full-price sales and our mitigation efforts against tariffs. I am pleased with how our brands are resonating with consumers and encouraged by the solid demand we have seen throughout the holiday season to date.”

Mr. Goldfarb concluded, “Looking ahead, we are raising our fiscal 2026 earnings guidance to reflect our third quarter outperformance tempered by the uncertainties around the consumer environment and tariff-related margin pressures. I am extremely proud of our teams for executing on our strategic priorities and delivering strong profitability. With our powerful brand portfolio and best-in-class operating model, we are well-positioned to achieve our fiscal 2026 outlook. Our strong financial profile gives us the ability to return capital directly to stockholders including through our newly initiated dividend program, while also continuing to pursue strategic opportunities to drive profitable growth.”

Results of Operations

Third Quarter Fiscal 2026

Net sales for the third quarter ended October 31, 2025 decreased 9% to $988.6 million compared to $1.09 billion in the prior year’s third quarter.

Net income for the third quarter ended October 31, 2025 was $80.6 million, or $1.84 per diluted share, compared to $114.8 million, or $2.55 per diluted share, in the prior year’s third quarter.

Non-GAAP net income per diluted share was $1.90 for the third quarter ended October 31, 2025 compared to $2.59 in the same period last year. Non-GAAP net income per diluted share excludes (i) in the third quarter of fiscal 2026, $2.4 million of professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in the third quarter of fiscal 2026, asset impairments of $1.6 million, (iii) in the third quarter of 2025, $0.5 million in one-time severance expenses related to a closed warehouse and (iv) in the third quarter of fiscal 2025, a $1.6 million write-off of deferred financing costs related to the redemption of our senior secured notes (the “Notes”). The aggregate effect of these exclusions was equal to $0.06 per diluted share in the third quarter of this year and $0.04 per diluted share in last year’s third quarter.

Balance Sheet as of Third Quarter Fiscal 2026

Inventories increased 3% to $547.1 million this year compared to $532.5 million last year.

Total debt decreased 95% to $10.6 million this year compared to $224.2 million last year with the Company ending the quarter in a net cash position of $173.5 million compared to a net debt position of $119.5 million in the same period last year.

Capital Allocation

Share repurchases of 209,851 for $5.4 million were made in the third quarter and 2,158,276 for $49.8 million in the year-to-date period.

G-III announced today that its Board of Directors has approved a new quarterly dividend program to evolve its strategic use of capital. The Board of Directors declared an initial quarterly cash dividend of $0.10 per share. The dividend will be paid on December 29, 2025, to all stockholders of record as of December 15, 2025. The Company intends to pay dividends quarterly in the future, subject to market conditions and approval by the Board of Directors.

Outlook

The Company has updated guidance for fiscal 2026, which reflects the strength of our third-quarter earnings outperformance, along with a disciplined view of the current consumer landscape and the expected effects of tariffs on our top and bottom lines. Based on current tariff rates, the Company anticipates the gross impact of tariffs will now be approximately $135 million. This has been partially offset through vendor participation, strategic sourcing shifts, and targeted price increases. The remaining unmitigated impact, reflected in fiscal 2026 guidance, is now estimated at $65 million.

Fiscal 2026

Net sales are expected to be approximately $2.98 billion (previous guidance $3.02 billion). This compares to net sales of $3.18 billion for fiscal 2025.

Net income is expected to be between $121.0 million and $126.0 million (previous guidance $112.0 million and $122.0 million), or diluted earnings per share between $2.72 and $2.82 (previous guidance $2.53 and $2.73). This compares to net income of $193.6 million, or $4.20 per diluted share for fiscal 2025.

Non-GAAP net income for fiscal 2026 is expected to be between $125.0 million and $130.0 million (previous guidance $113.0 million and $123.0 million), or diluted earnings per share between $2.80 and $2.90 (previous guidance $2.55 and $2.75). This compares to non-GAAP net income of $203.6 million, or diluted earnings per share of $4.42 for fiscal 2025.

Adjusted EBITDA for fiscal 2026 is expected to be between $208.0 million and $213.0 million (previous guidance $198.0 million and $208.0 million) compared to adjusted EBITDA of $325.9 million in fiscal 2025.

Net interest expense is expected to be approximately $1.5 million.

Tax rate for fiscal 2026 is estimated to be 29.5%.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd. is a global fashion leader with expertise in design, sourcing, distribution, and marketing. The Company owns and licenses a portfolio of more than 30 preeminent brands, each differentiated by unique brand propositions, product categories, and consumer touchpoints. G-III owns ten iconic brands, including DKNY, Donna Karan, Karl Lagerfeld, and Vilebrequin, and licenses over 20 of the most sought-after names in global fashion, including Calvin Klein, Tommy Hilfiger, Levi’s, Nautica, Halston, Converse, BCBG, and major national sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

	(Unaudited)

Net sales	$988,649	$1,086,759	$2,185,524	$2,341,261
Cost of goods sold	607,116	654,628	1,306,976	1,374,363
Gross profit	381,533	432,131	878,548	966,898

Selling, general and administrative expenses	260,429	259,240	718,769	724,891
Depreciation and amortization	7,196	6,556	21,095	20,704
Asset impairments	1,607	—	1,607	—
Operating profit	112,301	166,335	137,077	221,303

Other income (loss)	1,412	942	4,167	(2,233)
Interest and financing charges, net	(229)	(6,358)	(386)	(16,658)
Income before income taxes	113,484	160,919	140,858	202,412

Income tax expense	32,891	46,151	41,567	57,903
Net income	80,593	114,768	99,291	144,509
Less: loss attributable to noncontrolling interests	—	—	—	(273)
Net income attributable to G-III Apparel Group, Ltd.	$80,593	$114,768	$99,291	$144,782

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$1.91	$2.62	$2.31	$3.24
Diluted	$1.84	$2.55	$2.23	$3.17

Weighted average shares outstanding:
Basic	42,254	43,885	42,917	44,640
Diluted	43,898	44,954	44,529	45,719

Selected Balance Sheet Data (in thousands):	As of October 31,
	2025	2024

	(Unaudited)

Cash and cash equivalents	$184,063	$104,686
Working capital	889,318	980,899
Inventories	547,092	532,463
Total assets	2,758,713	2,783,611
Total debt	10,560	224,175
Operating lease liabilities	274,919	302,313
Total stockholders' equity	1,789,127	1,648,726

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$80,593	$114,768	$99,291	$144,782

Excluded from non-GAAP:
Strategic opportunity related professional fees	2,365	—	2,365	—
Asset impairments	1,607	—	1,607	—
One-time warehouse related severance expenses	—	530	1,327	559
Write-off of deferred financing costs	—	1,598	—	1,598
Gain on forgiveness of liabilities	—	—	—	(600)
Income tax impact of non-GAAP adjustments	(1,151)	(610)	(1,564)	(446)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$83,414	$116,286	$103,026	$145,893

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in fiscal 2026, asset impairments, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Nine Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$1.84	$2.55	$2.23	$3.17

Excluded from non-GAAP:
Strategic opportunity related professional fees	0.05	—	0.05	—
Asset impairments	0.04	—	0.04	—
One-time warehouse related severance expenses	—	0.01	0.03	0.01
Write-off of deferred financing costs	—	0.04	—	0.03
Gain on forgiveness of liabilities	—	—	—	(0.01)
Income tax impact of non-GAAP adjustments	(0.03)	(0.01)	(0.04)	(0.01)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$1.90	$2.59	$2.31	$3.19

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in fiscal 2026, asset impairments, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ending	Months Ended
	October 31, 2025	October 31, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$80,593	$114,768	$121,000 - 126,000	$193,566

Strategic opportunity related professional fees	2,365	—	2,365	—
Asset impairments	1,607	—	1,607	8,195
One-time warehouse related severance expenses	—	530	1,327	1,908
Gain on forgiveness of liabilities	—	—	—	(600)
Depreciation and amortization	7,196	6,556	29,000	27,444
Interest and financing charges, net	229	6,358	1,500	18,842
Income tax expense	32,891	46,151	51,201	76,566

Adjusted EBITDA, as defined	$124,881	$174,363	$208,000 - 213,000	$325,921

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in both fiscal 2026 and 2025, asset impairments, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse and (iv) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended
	January 31, 2026	January 31, 2025

Net income attributable to G-III Apparel Group, Ltd.	$121,000 - 126,000	$193,566

Excluded from non-GAAP:
Strategic opportunity related professional fees	2,365	—
Asset impairments	1,607	8,195
One-time warehouse related severance expenses	1,327	1,908
Write-off of deferred financing costs	—	1,598
Gain on forgiveness of liabilities	—	(600)
Income tax impact of non-GAAP adjustments	(1,299)	(1,030)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$125,000 - 130,000	$203,637

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in both fiscal 2026 and 2025, asset impairments, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended
	January 31, 2026	January 31, 2025

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$2.72 - 2.82	$4.20

Excluded from non-GAAP:
Strategic opportunity related professional fees	0.05	—
Asset impairments	0.04	0.18
One-time warehouse related severance expenses	0.03	0.04
Write-off of deferred financing costs	—	0.03
Gain on forgiveness of liabilities	—	(0.01)
Income tax impact of non-GAAP adjustments	(0.04)	(0.02)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$2.80 - 2.90	$4.42

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (ii) in both fiscal 2026 and 2025, asset impairments, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Investor Relations Contact:

G-III Apparel Group, Ltd.

IR@g-iii.com